Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Third Quarter 2007 Results

Revenue from continuing operations $315 million, 11 percent increase over prior year

GAAP EPS from continuing operations $0.63

Non-GAAP EPS $1.15, 40 percent increase over prior year

Free cash flow $78 million in the quarter, $189 million year to date

CARLSBAD, CA, October 30, 2007 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its third quarter ended September 30, 2007. Revenues for the third quarter were $315 million, an increase of 11 percent over the $284 million for 2006, excluding the impact of discontinued operations.

“We’re pleased our work to achieve balanced growth across all products and regions and return margins to historical levels is paying off sooner than expected,” said Greg Lucier, Chairman and Chief Executive Officer of Invitrogen. “Our focus from here is to sustain and expand upon these results by driving further sales penetration in high growth regions, targeted investments in breakthrough technologies and broader implementation of our reagent productivity strategies.”

Third quarter diluted earnings per share from continuing operations was $0.63, which includes $0.13 per share of stock option expense and $0.39 per share for amortization and other items. On a non-GAAP basis, which excludes these items, diluted earnings per share was $1.15, an increase of 40 percent over the same period last year. The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods.

	Three Months Ending September 30,
	2007	2006	% Change
GAAP earnings per share as reported	$0.64	($2.53)	n/m
Discontinued operations	($0.01)	$2.83	n/m

GAAP earnings per share from continuing operations	$0.63	$0.30	110%
Amortization of acquisition related expenses	$0.36	$0.35	3%
Stock option expense (FAS123R)	$0.13	$0.15	(13%)
Business integration and other expense	$0.03	$0.02	50%

Non-GAAP earnings per share	$1.15	$0.82	40%

Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

Through the first nine months of 2007, revenues for the company were $945 million, an 11 percent increase over revenues in the first nine months of 2006, excluding the impact of discontinued operations. Non-GAAP net income for the first nine months of 2007 was $165 million and non-GAAP earnings per share was $3.44, compared with $137 million or $2.53 non-GAAP earnings per share for the same period in 2006.

Analysis of Third Quarter 2007 Results

•	Third quarter 2007 revenues from continuing operations increased 11 percent over the prior year, driven by solid growth in all businesses and positive currency benefits.

•	The net effect of foreign currency on revenue growth in the third quarter was a positive 3 percent compared to third quarter 2006.

•

Gross margin, on a non-GAAP basis, was 64.4 percent compared to 60.8 percent in the third quarter of 2006. The increase was primarily due to improved operational efficiencies, positive price within BioDiscovery and fixed cost leverage.

•	Non-GAAP operating margin was 24.6 percent, representing a 190 basis point increase over the same period in 2006.

•	Third quarter 2007 non-GAAP effective tax rate was 30.5 percent.

•

Weighted shares outstanding were 48.2 million. The company repurchased 0.4 million shares at a cost of $35 million in the quarter. In the first nine months of 2007, the company repurchased 2.7 million shares at a cost of $185 million.

•

Cash flow from operating activities for the third quarter was at a record $88 million. Third quarter capital expenditures were $10 million and free cash flow was $78 million. For the first nine months of the year, cash flow from operating activities was $225 million, capital expenditures were $36 million and free cash flow was $189 million. The company ended the quarter with $648 million in cash & short-term investments.

Segment and Geographic Highlights

•

BioDiscovery revenue was $220 million in the third quarter, an increase of 10 percent over the same period the previous year. Revenue growth was driven by the introduction of new products, price, and volume increases in both the molecular biology and cell biology product segments.

•	Cell Culture Systems revenue was $95 million in the third quarter of 2007, an increase of 12 percent over the same period in the previous year.

•	Revenue growth by region for the third quarter was 9 percent in the Americas, 14 percent in Europe, and 9 percent in Asia Pacific.

Fourth Quarter 2007 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company provided revenue expectations for the fourth quarter of mid-single digit growth. Using revised fourth quarter 2006 financials as a base, non-GAAP EPS is expected to grow approximately 3 to 4 times the rate of revenue.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The webcast can be accessed on Invitrogen’s website at www.invitrogen.com on the Investor Relations home page. Alternatively, callers may listen to the live conference call by dialing 888.396.2386 (domestic) or 617.847.8712 (international) and use passcode 18285405. A replay of the webcast will be available on the company’s website through Tuesday, November 20, 2007.

About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company is celebrating 20 years of accelerating scientific discovery. Invitrogen globally employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.15 billion in 2006. For more information, visit www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization

•	In process research and development expenses

•	Acquisition related gains and losses

•	Asset impairment charges related to a portfolio review

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations

•	Certain significant one time events that are unlikely to recur

•	Share based payment expenses as a result of adoption of FAS123R

•	Effect of 2006 convertible subordinated notes

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2007; and 4) plans to sustain and expand organic growth and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the three months ended September 30, 2007				For the three months ended September 30, 2006
(unaudited)
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$314,959	$—		$314,959	$284,197			$284,197
Cost of revenues	113,875	(1,866	)(2)(3)(4)	112,009	112,202	(751	)(2)(3)(4)	111,451
Purchased intangibles amortization	26,294	(26,294	)(5)	—	27,735	(27,735	)(5)	—

Gross profit	174,790	28,160		202,950	144,260	28,486		172,746

Gross margin	55.5%			64.4%	50.8%			60.8%
Operating expenses:
Sales and marketing	63,864	(1,486	)(3)(4)	62,378	56,934	(1,185	)(3)(4)	55,749
General and administrative	40,430	(4,842	)(3)(4)	35,588	34,435	(7,153	)(3)(4)	27,282
Research and development	28,571	(1,006	)(3)(4)	27,565	26,250	(1,025	)(3)(4)	25,225
Business consolidation costs	2,267	(2,267	)(6)	—	2,644	(2,644	)(6)	—

Total operating expenses	135,132	(9,601)		125,531	120,263	(12,007)		108,256

Operating income	39,658	37,761		77,419	23,997	40,493		64,490
Operating margin	12.6%			24.6%	8.4%			22.7%
Interest income	7,713	—		7,713	7,200	—		7,200
Interest expense	(6,933)	—		(6,933)	(7,996)	—		(7,996)
Other income (expense), net	1,516	—		1,516	(1,405)	—		(1,405)

Total other income (expense), net	2,296	—		2,296	(2,201)	—		(2,201)

Income from continuing operations before provision for income taxes	41,954	37,761		79,715	21,796	40,493		62,289
Income tax provision	(11,464)	(12,881	)(7)	(24,345)	(5,958)	(13,185	)(7)	(19,143)

Income from continuing operations	$30,490	$24,880		$55,370	$15,838	$27,308		$43,146
Income (loss) from discontinued operations, net of tax	$506	$(506)		$—	$(145,631)	$145,631		$—

Net income (loss)	$30,996	$24,374		$55,370	$(129,793)	$172,939		$43,146
Effective tax rate for continuing operations	27.3%			30.5%	27.3%			30.7%
Add back interest expense for subordinated debt, net of tax	33	—		33	120	—		120

Numerator for diluted earnings per share for continuing operations	$30,523	$24,880		$55,403	$15,958	$27,308		$43,266

Earnings (loss) per common share:
Basic earnings per share from continuing operations	$0.66			$1.20	$0.31			$0.84

Basic earnings (loss) per share from discontinued operations	$0.01			$—	$(2.84)			$—

Basic earnings (loss) per share	$0.67			$1.20	$(2.53)			$0.84

Diluted earnings per share from continuing operations	$0.63			$1.15	$0.30			$0.82

Diluted earnings (loss) per share from discontinued operations	$0.01			$—	$(2.77)			$—

Diluted earnings (loss) per share	$0.64			$1.15	$(2.47)			$0.82

Weighted average shares used in per share calculation:
Basic	46,315			46,315	51,271	—		51,271
Diluted	48,198			48,198	52,585			52,585

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2007 Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.5 million and $0.3 million for the three months ended September 30, 2007 and 2006, respectively.

(3)

Add back amortization of deferred compensation of zero and $0.1 million for the three months ended September 30, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(4)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.7 million and $9.9 million for the three months ended September 30, 2007 and 2006, respectively.

(5)	Add back amortization of purchased intangibles.

(6)	Add back business consolidation costs.

(7)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the nine months ended September 30, 2007				For the nine months ended September 30, 2006
(unaudited)
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$945,302	$—		$945,302	$849,592	$—		$849,592
Cost of revenues	341,799	(4,846	) (2)(3)(4)	336,953	316,289	(5,331	) (2)(3)(4)	310,958
Purchased intangibles amortization	81,837	(81,837	) (5)	—	83,519	(83,519	) (5)	—

Gross profit	521,666	86,683		608,349	449,784	88,850		538,634

Gross margin	55.2%			64.4%	52.9%			63.4%
Operating expenses:
Sales and marketing	183,515	(4,661	) (3)(4)	178,854	174,473	(3,658	) (3)(4)	170,815
General and administrative	125,742	(15,163	) (3)(4)	110,579	110,377	(22,083	) (3)(4)	88,294
Research and development	84,620	(3,150	) (3)(4)	81,470	79,738	(3,145	) (3)(4)	76,593
Business consolidation costs	4,789	(4,789	) (6)	—	8,043	(8,043	) (6)	—

Total operating expenses	398,666	(27,763)		370,903	372,631	(36,929)		335,702

Operating income	123,000	114,446		237,446	77,153	125,779		202,932
Operating margin	13.0%			25.1%	9.1%			23.9%
Interest Income	19,613	—		19,613	21,416	—		21,416
Interest Expense	(21,061)	—		(21,061)	(24,374)	—		(24,374)
Other income (expense), net	1,612	—		1,612	443	(1,344	) (7)	(901)

Total other expense, net	164	—		164	(2,515)	(1,344)		(3,859)

Income from continuing operations before provision for income taxes	123,164	114,446		237,610	74,638	124,435		199,073
Income tax provision	(33,385)	(39,110	) (8)	(72,495)	(21,493)	(41,011	) (8)	(62,504)

Income from continuing operations	$89,779	$75,336		$165,115	$53,145	$83,424		$136,569
Income (loss) from discontinued operations, net of tax	$12,361	$(12,361)		$—	$(144,040)	$144,040		$—

Net income (loss)	$102,140	$62,975		$165,115	$(90,895)	$227,464		$136,569
Effective tax rate	27.1%			30.5%	28.8%			31.4%
Add back interest expense for subordinated debt, net of tax	113	—		113	485	—		485

Numerator for diluted earnings per share for continuing operations	$89,892	$75,336		$165,228	$53,630	$83,424		$137,054

Earnings (loss) per common share:
Basic earnings per share from continuing operations	$1.92			$3.53	$1.01			$2.60

Basic earnings (loss) per share from discontinued operations	$0.27			$—	$(2.74)			$—

Basic earnings (loss) per share	$2.19			$3.53	$(1.73)			$2.60

Diluted earnings per share from continuing operations	$1.87			$3.44	$0.99			$2.53

Diluted earnings (loss) per share from discontinued operations	$0.26			$—	$(2.66)			$—

Diluted earnings (loss) per share	$2.13			$3.44	$(1.67)			$2.53

Weighted average shares used in per share calculation:
Basic	46,710			46,710	52,499	—		52,499
Diluted	48,076			48,076	54,077	—		54,077

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2007 Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.5 million and $4.4 million for the nine months ended September 30, 2007 and 2006, respectively.

(3)

Add back amortization of deferred compensation was immaterial and $0.5 million for the nine months ended September 30, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(4)

Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $27.4 million and $30.6 million for the nine months ended September 30, 2007 and 2006, respectively.

(5)	Add back amortization of purchased intangibles.

(6)	Add back business consolidation costs.

(7)	Deduct gain on the sale of a business operation.

(8)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(in thousands) (unaudited)	Bio- Discovery	Cell Culture Systems	Unallocated(1)	Total
Segment results for the three months ended September 30, 2007
Revenues	$220,366	$94,593	$—	$314,959

Gross profit	154,296	48,654	(28,160)	174,790

Gross margin	70.0%	51.4%		55.5%
Selling and administrative	72,260	25,706	6,328	104,294
Research and development	24,141	3,424	1,006	28,571
Business consolidation costs	—	—	2,267	2,267

Operating income (loss)	$57,895	$19,524	$(37,761)	$39,658

Operating margin	26.3%	20.6%		12.6%
Segment results for the three months ended September 30, 2006
Revenues	$199,510	$84,687	$—	$284,197

Gross profit	127,223	45,523	(28,486)	144,260

Gross margin	63.8%	53.8%		50.8%
Selling and administrative	64,075	18,956	8,338	91,369
Research and development	22,353	2,872	1,025	26,250
Business consolidation costs	—	—	2,644	2,644

Operating income (loss)	$40,795	$23,695	$(40,493)	$23,997

Operating margin	20.4%	28.0%		8.4%

(1)

Unallocated items for the three months ended September 30, 2007 and 2006 include noncash charges for purchase accounting inventory revaluations of $0.5 million and $0.3 million, amortization of purchased intangibles of $26.3 million and $27.7 million, amortization of deferred compensation of zero and $0.1 million, business consolidation costs of $2.3 million and $2.6 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.7 million and $9.9 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(in thousands) (unaudited)	Bio- Discovery	Cell Culture Systems	Unallocated(1)	Total
Segment results for the nine months ended September 30, 2007
Revenues	$663,193	$282,109	$—	$945,302

Gross profit	468,877	139,472	(86,683)	521,666

Gross margin	70.7%	49.4%		55.2%
Selling and administrative	215,255	74,178	19,824	309,257
Research and development	71,361	10,109	3,150	84,620
Business consolidation costs	—	—	4,789	4,789

Operating income (loss)	$182,261	$55,185	$(114,446)	$123,000

Operating margin	27.5%	19.6%		13.0%
Segment results for the nine months ended September 30, 2006
Revenues	$604,044	$245,548	$—	$849,592

Gross profit	411,364	127,270	(88,850)	449,784

Gross margin	68.1%	51.8%		52.9%
Selling and administrative	197,414	61,695	25,741	284,850
Research and development	68,600	7,993	3,145	79,738
Business consolidation costs	—	—	8,043	8,043

Operating income (loss)	$145,350	$57,582	$(125,779)	$77,153

Operating margin	24.1%	23.5%		9.1%

(1)

Unallocated items for the nine months ended September 30, 2007 and 2006 include noncash charges for purchase accounting inventory revaluations of $0.5 million and $4.4 million, amortization of purchased intangibles of $81.8 million and $83.5 million, amortization of deferred compensation of immaterial and $0.5 million, business consolidation costs of $4.8 million and $8.0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $27.4 million and $30.6 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
(in thousands)(unaudited)	2007	2006
Net income	$102,140	$(90,895)
Add back amortization and stock-based compensation	117,363	127,507
Add back impairment of goodwill	—	150,000
Add back depreciation	27,745	29,810
Balance sheet changes	(28,003)	(63,917)
Other noncash adjustments	5,763	(23,882)

Net cash provided by operating activities	225,008	128,623
Capital expenditures	(35,858)	(44,381)

Free cash flow	189,150	84,242
Net cash provided by investing activities	150,961	263,397
Net cash used in financing activities	(118,977)	(315,621)
Effect of exchange rate changes on cash	6,902	10,559

Net increase in cash and cash equivalents	$228,036	$42,577

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and investments	$648,454	$356,488
Trade accounts receivable, net of allowance for doubtful accounts	192,841	177,510
Inventories	164,979	146,400
Deferred income taxes	30,620	35,184
Prepaid expenses and other current assets	25,952	25,022

Total current assets	1,062,846	740,604
Assets of discontinued operations	651	262,575
Property and equipment, net	285,502	275,419
Goodwill	1,522,866	1,480,008
Intangible assets, net	300,556	371,705
Long-term investments	753	2,850
Other assets	54,238	49,714

Total assets	$3,227,412	$3,182,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$566	$1,961
Accounts payable, accrued expenses and other current liabilities	197,661	205,421
Income taxes	10,865	20,704

Total current liabilities	209,092	228,086
Liabilities of discontinued operations	3,233	28,171
Long-term debt	1,150,703	1,150,824
Pension liabilities	40,288	38,444
Deferred income tax liabilities	66,657	92,942
Income taxes payables	27,011	—
Other long-term liabilities	14,558	13,981
Stockholders’ equity	1,715,870	1,630,427

Total liabilities and stockholders’ equity	$3,227,412	$3,182,875